As filed with the Securities and Exchange Commission on June 26, 2015

Registration No. 333-41357

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Choice Hotels International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1209792
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip code)

Choice Hotels International, Inc. Retirement Savings & Investment Plan

Choice Hotels International, Inc. Nonqualified Retirement Savings & Investment Plan

(Full title of the plan)

Simone Wu

Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Choice Hotels International, Inc.

1 Choice Hotels Circle, Suite 400

Rockville, Maryland 20850

(Name and address of agent for service)

(301) 592-5000

(Telephone number, including area code, of agent for service)

Copies to:

John B. Beckman

C. Alex Bahn

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-41357) filed by Choice Hotels International, Inc. (the “Registrant”) with the U.S. Securities and Exchange Commission on December 2, 1997 to register 1,000,000 shares of the Registrant’s common stock for issuance under the Choice Hotels International, Inc. Retirement Savings & Investment Plan and Choice Hotels International, Inc. Nonqualified Retirement Savings & Investment Plan (the “Plans”).

As of the date of this Post-Effective Amendment, no additional shares of common stock registered will be issued under the Plans. In accordance with the Registrant’s undertaking in Part II, Item 9(a)(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 26th day of June, 2015.

Choice Hotels International, Inc.

By:	/s/ Simone Wu
	Name:	Simone Wu
	Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stewart Bainum, Jr.	Chairman, Director	June 26, 2015
Stewart Bainum, Jr.

/s/ Barbara T. Alexander	Director	June 26, 2015
Barbara T. Alexander

/s/ Stephen P. Joyce	President and Chief Executive Officer (Principal Executive Officer)	June 26, 2015
Stephen P. Joyce

/s/ Scott A. Renschler, Psy.D	Director	June 26, 2015
Scott A. Renschler, Psy.D

/s/ Monte J.M. Koch	Director	June 26, 2015
Monte J.M. Koch

/s/ Gordon A. Smith	Director	June 26, 2015
Gordon A. Smith

/s/ John P. Tague	Director	June 26, 2015
John P. Tague

/s/ Liza Landsman	Director	June 26, 2015
Liza Landsman

/s/ David L. White	Senior Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)	June 26, 2015
David L. White

Signature	Title	Date

/s/ Scott E. Oaksmith	Controller (Principal Accounting Officer)	June 26, 2015
Scott E. Oaksmith